UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 25, 2007, the board of directors of Regency GP LLC, the managing general partner of Regency Energy Partners LP, or the Partnership, declared a cash distribution with respect to all outstanding common units and subordinated units of the Partnership in the amount of $0.39 per unit payable on November 14, 2007 to holders of record on November 7, 2007. The Partnership also announced a downward revision of earnings guidance for 2007 and that it was in negotiations with an affiliate of the owner of its general partner regarding an acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Substantially concurrently, the Partnership also announced that executive searches were in progress with respect to the addition of, and succession to, the independent directors on the board of directors of Regency GP LLC, as well as succession to the Chief Executive Officer upon his planned retirement. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Regency Energy Partners LP Press Release dated October 26, 2007.

Exhibit 99.2	Regency Energy Partners LP Press Release dated October 26, 2007 (No. 2)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President Chief Financial Officer

October 26, 2007